UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2018

Rex Energy Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

366 Walker Drive State College, Pennsylvania		16801
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (814) 278-7267

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement and Membership Interest Purchase Agreement

On March 13, 2018, Rex Energy Corporation (the “Company”), through its wholly-owned subsidiaries, R.E. Gas Development, LLC (“R.E. Gas”) and Rex Energy I, LLC (collectively with R.E. Gas, “Rex”), entered into a Purchase and Sale Agreement (the “PSA”) with XPR Resources, LLC (“XPR”), pursuant to which Rex has agreed to sell to XPR certain of its non-operated oil and gas interests in 61 wells located in Westmoreland, Centre and Clearfield Counties, Pennsylvania, along with associated production and other ancillary assets. XPR is currently the operator of these wells. In a related transaction, R.E. Gas entered into a Membership Interest Purchase Agreement (the “MIPA”) on the same date with COG2, LLC (“COG2”), an affiliate of XPR, pursuant to which R.E. Gas has agreed to sell to COG2 its 40% membership interest in RW Gathering, LLC (“RW Gathering”). If consummated, the effective date of the transactions under the PSA and the MIPA will be January 1, 2018.

The PSA and MIPA each include representations, warranties, covenants and indemnification obligations customary for transactions of this type. Total consideration for the transactions is expected to be approximately $17.2 million. The purchase price is subject to certain adjustments to be made at and after the closing of the transactions. The acreage to be sold pursuant to the PSA is considered non-core to Rex. The transactions are expected to close within 15 days, subject to the satisfaction of customary closing conditions and receipt of required consents and approvals. The closing of the transactions contemplated by the PSA and MIPA are each conditioned upon the other and are expected to occur contemporaneously.

The foregoing descriptions of the PSA and MIPA are qualified in their entirety by reference to the text of the agreements, copies of which the Company plans to file as exhibits to its Quarterly Report on Form 10-Q for the period ending March 31, 2018. The Company intends to request confidential treatment for certain portions of the PSA and MIPA.

Item 7.01.	Regulation FD Disclosure.

On March 13, 2018, the Company issued a press release announcing the PSA and the MIPA. The text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a) Exhibits.

Exhibit No.	Description

99.1	Press Release of Rex Energy Corporation dated March 14, 2018.

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Curtis J. Walker
Curtis J. Walker
Chief Financial Officer

Date: March 14, 2018